Exhibit 10.5

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT (this “Amendment”) dated as of April 2, 2008 to the Credit Agreement (the “Credit Agreement”) dated as of October 31, 2007, among PATRIOT COAL CORPORATION, a Delaware corporation (the “Borrower”) and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”).

W I T N E S S E T H :

WHEREAS, the parties hereto desire to amend the Credit Agreement to, among other things, (i) permit the Magnum Acquisition (as defined below), (ii) increase the rates of interest applicable to Loans thereunder, and (iii) modify certain covenants and related definitions to allow for changes in permitted indebtedness, permitted liens, permitted capital expenditures and other changes in respect of the Borrower and its Subsidiaries in connection with the Magnum Acquisition.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.  Defined Terms; References.  Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.  Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

SECTION 2. Definition of Amendment No. 1 to Credit Agreement.  Section 1.01 of the Credit Agreement is amended to add a new definition in appropriate alphabetical order:

“Amendment No. 1 to Credit Agreement” means that certain Amendment No. 1 to Credit Agreement dated as of April 2, 2008 by and among the Borrower and the Required Lenders.

SECTION 3.  Definition of Applicable Rate.  The Applicable Rate schedule (the “Existing Rate Schedule”) set forth in the definition of Applicable Rate in Section 1.01 of the Credit Agreement is hereby deleted and replaced with the following revised schedule (the “Amended Applicable Rate Schedule”):

	Applicable Rate
Level	Consolidated Leverage Ratio	Eurocurrency Rate Loans and Letters of Credit	Base Rate Loans	Commitment Fee
I	≥ 2.50x	3.500%	2.500%	0.625%
II	≥ 2.00x	3.125%	2.125%	0.500%
III	≥ 1.50x	2.875%	1.875%	0.500%
IV	≥ 1.00x	2.625%	1.625%	0.375%

V	< 1.00x	2.500%	1.500%	0.375%

provided that the Amended Applicable Rate Schedule shall apply to interest and fees accruing under the Credit Agreement on and after the Merger Date.  The Existing Rate Schedule shall continue to apply to interest and fees accruing under the Credit Agreement prior to the Merger Date.

SECTION 4.  Definition of Collateral.  The definition of “Collateral” in Section 1.01 of the Credit Agreement is hereby amended by adding the words “and the Intercreditor Agreement, if any” after each occurrence of the words “the Collateral Documents.”

SECTION 5.  Definition of Loan Documents.  The definition of “Loan Documents” in Section 1.01 of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (f) thereof, replacing the “.” with the words “, and” at the end of clause (g) thereof, and adding the following new clause (h) at the end thereof to read as follows:

“(h) the Intercreditor Agreement, if any.”

SECTION 6.  Definition of Intercreditor Agreement.  Section 1.01 of the Credit Agreement is hereby amended to add a new definition in appropriate alphabetical order:

“Intercreditor Agreement” means the Subordination and Intercreditor Agreement dated on or about the date of the Magnum Acquisition Credit Agreement, among the Borrower, the Administrative Agent and the Magnum Agent and (i) in respect of Bridge Debt Terms, on those terms and conditions substantially as set forth in Annex A, and (ii) in respect of Permanent Debt Terms, on terms and conditions that are substantially similar to those terms and conditions set forth in Annex A or which shall have been approved by the Administrative Agent on behalf of the Required Lenders, as the same shall be amended, restated, supplemented or modified from time to time.”

SECTION 7.  Definition of Magnum.  Section 1.01 of the Credit Agreement is amended to add a new definition in appropriate alphabetical order:

“Magnum” means Magnum Coal Company, a Delaware corporation.

SECTION 8.  Definition of Magnum Acquisition.  Section 1.01 of the Credit Agreement is amended to add a new definition in appropriate alphabetical order:

“Magnum Acquisition” means, collectively, (a) the consummation of the transactions described in the Merger Agreement, (b) the repayment in full of all outstanding Indebtedness of Magnum and its Subsidiaries and the termination of all commitments with respect thereto, including under Magnum’s existing senior secured credit facility (other than the Indebtedness set forth on Schedule 7.02(ii)), (c) the payment of the fees and expenses incurred in connection with the consummation of the foregoing, (d) on or prior to the Merger Date, the issuance by Magnum of convertible indebtedness in an aggregate principal amount of not less than $100,000,000 to be converted on or about the Merger Date into certain shares in Magnum, which shall be exchanged for certain shares in the Borrower and to be used to repay all outstanding indebtedness of Magnum and its

Subsidiaries (other than the Indebtedness set forth on Schedule 7.02(ii)) and (e) the issuance of Letters of Credit to replace outstanding letters of credit issued for the account of Magnum or its Subsidiaries.

SECTION 9.  Definition of Magnum Acquisition Credit Agreement.  Section 1.01 of the Credit Agreement is amended to add a new definition in appropriate alphabetical order:

“Magnum Acquisition Credit Agreement” means any combination of the following so long as the aggregate principal amount of indebtedness outstanding under the following on the Merger Date is not less than the amount necessary to repay in full on the Merger Date the principal amount of indebtedness outstanding under Magnum’s existing senior secured credit facility after giving effect to the transaction contemplated under paragraph (d) of the definition of “Magnum Acquisition” less the amount of unrestricted cash and cash equivalents of Magnum on the Merger Date (“Magnum Pay-off Amount”) (i) the Credit Agreement dated on or prior to the Merger Date among ArcLight or one or more affiliates thereof and the Borrower on terms substantially similar to those set forth on Annex B-I (the “Bridge Debt Terms”) and other material terms not otherwise included in the Bridge Debt Terms which are no more restrictive to the Borrower in any material respect than the representations, warranties, covenants and events of default contained in this Agreement or which shall have been approved by the Administrative Agent on behalf of the Required Lenders, (ii) the documentation with respect to second lien secured debt (the “Permanent Debt”) of the Borrower on terms substantially similar to those set forth on Annex B-II (the “Permanent Debt Terms”), and other material terms not otherwise included in the Permanent Debt Terms which are no more restrictive to the Borrower in any material respect than the representations, warranties, covenants and events of default contained in this Agreement or which shall have been approved by the Administrative Agent on behalf of the Required Lenders, or (iii) the documentation with respect to convertible senior debt or senior subordinated debt (the “Convertible Debt”) of the Borrower on terms substantially similar to those set forth on Annex B-III (the “Convertible Debt Terms”), and other material terms not otherwise included in the Convertible Debt Terms which are no more restrictive to the Borrower in any material respect than the representations, warranties, covenants and events of default contained in this Agreement or which shall have been approved by the Administrative Agent on behalf of the Required Lenders.

SECTION 10.  Definition of Magnum Agent.  Section 1.01 of the Credit Agreement is amended to add a new definition in appropriate alphabetical order:

“Magnum Agent” means the administrative agent or any person performing an equivalent role for the lenders under the Magnum Acquisition Credit Agreement.

SECTION 11.  Definition of Merger Agreement.  Section 1.01 of the Credit Agreement is amended to add a new definition in appropriate alphabetical order:

“Merger Agreement” means the Agreement and Plan of Merger by and among Magnum, the Borrower, Colt Merger Corporation, a Delaware corporation and a newly formed wholly-owned subsidiary of the Borrower (“Merger Sub”), and ArcLight Energy

Partners Fund I, L.P., a Delaware limited partnership, and ArcLight Energy Partners Fund II, L.P., a Delaware limited partnership (collectively, “ArcLight”), acting jointly as Stockholder Representative as defined therein, as amended or modified from time to time; provided that such amendment or modification is not in any manner materially adverse to the interests of the Lenders, unless consented to by the Administrative Agent on behalf of the Required Lenders.

SECTION 12.  Definition of Merger Date.  Section 1.01 of the Credit Agreement is amended to add a new definition in appropriate alphabetical order:

“Merger Date” means the date that the Magnum Acquisition is consummated.

SECTION 13.  Definition of Subsidiary Guarantors.  Section 1.01 of the Credit Agreement is amended by deleting and replacing the definition of “Subsidiary Guarantors” in its entirety to read as follows:

“Subsidiary Guarantors” means, collectively, the subsidiaries of the Borrower listed on Schedule 1.01(a), and each other Guarantor Subsidiary of the Borrower that guarantees the Obligations pursuant to Section 6.12 or otherwise.”

SECTION 14.  Fronting Fee and Documentary and Processing Charges Payable to L/C/ Issuer.  Upon the Merger Date, Section 2.03(j) of the Credit Agreement is hereby amended by replacing the percentage “0.125%” with “0.25%”.

SECTION 15.  Authorization; No Contravention.  Section 5.02(b)(ii) of the Credit Agreement is hereby amended by inserting the words “or the Magnum Acquisition Credit Agreement” after the words “Loan Documents” therein.

SECTION 16.  Senior Indebtedness.  Article V of the Credit Agreement is hereby amended by adding the following new Section 5.25 to the end thereof to read as follows:

“5.25  Senior Indebtedness.  The Obligations constitute “First Lien Obligations” of the Borrower under the Intercreditor Agreement, if any.”

SECTION 17.  Liens.  (a)  Section 7.01(b) of the Credit Agreement is hereby deleted and replaced in its entirety to read as follows:

“(b)  (i) Liens on the property of the Borrower or any of its Subsidiaries existing on the date hereof and listed on Schedule 7.01(i) and (ii) subject to consummation of the Magnum Acquisition, Liens on the property of Magnum or any of its Subsidiaries existing on the Merger Date and listed on Schedule 7.01(ii) (as may be amended or modified from time to time prior to the Merger Date; provided that such amendment or modification is not in any manner materially adverse to the interests of the Lenders, unless consented to by the Administrative Agent on behalf of the Required Lenders) and, in each case, any refinancing, refunding, renewal or extension thereof; provided, that (A) the assets and other property subject thereto are not expanded from the assets and other property subject thereto immediately prior to the Merger Date, (B) such Lien shall secure only those obligations which it secures on the Merger Date and the principal amount secured or benefited thereby is not increased from the principal amount so secured or benefited thereby, and (C) any refinancing, refunding, renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.02(c).”

(b)  Section 7.01(j) of the Credit Agreement is amended replacing the number “$15,000,0000” with “$25,000,000.”

(c)  Section 7.01 of the Credit Agreement is amended by deleting the word “and” at the end of clause (t) thereof, replacing the “.” with the words “; and” at the end of clause (u) thereof, and adding the following new clause (v) at the end thereof to read as follows:

“(v)  Liens securing Indebtedness under the Magnum Acquisition Credit Agreement; provided, that (A) such Liens do not encumber any property in which the Lenders do not have a perfected Lien securing the Obligations, (B) any refinancing, refunding, renewal or extension of the obligations secured or benefited thereby is permitted by the terms of the Intercreditor Agreement, and (C) such Liens are subordinated in favor of the Lenders under the terms and conditions set forth in the Intercreditor Agreement.”

SECTION 18.  Indebtedness.  (a)  Section 7.02(b) of the Credit Agreement is hereby deleted and replaced in its entirety to read as follows:

“(b)  (i) Indebtedness outstanding on the date hereof and listed on Schedule 7.02(i) and (ii) subject to consummation of the Magnum Acquisition, Indebtedness of Magnum or any of its Subsidiaries outstanding on the Merger Date and listed on Schedule 7.02(ii) (as may be amended or modified from time to time prior to the Merger Date; provided that such amendment or modification is not in any manner materially adverse to the interests of the Lenders, unless consented to by the Administrative Agent on behalf of the Required Lenders);”

(b)  Section 7.02(c) of the Credit Agreement is amended by (i) adding the words “and Section 7.02(n)” after the words “Section 7.02(b)”, and (ii) adding the words “, or as determined by the Administrative Agent in the case of any refinancings, refundings, renewals or extensions of Indebtedness permitted under Section 7.02(n)); provided that, notwithstanding the foregoing, refinancings, refundings, renewals or extensions of Indebtedness outstanding under any Magnum Acquisition Credit Agreement which is subject to an Intercreditor Agreement shall be permitted in accordance with the terms of the Intercreditor Agreement" after the word "Borrower" on the last line.

(c)  Section 7.02(m) of the Credit Agreement is amended by replacing “$200,000,000” with “$400,000,000”.

(d)  Section 7.02 of the Credit Agreement is amended by deleting the word “and” at the end of clause (l) thereof, replacing the “.” with the words “; and” at the end of clause (m) thereof, and adding the following new clause (n) at the end thereof to read as follows:

“(n)  subject to the consummation of the Magnum Acquisition, Indebtedness incurred by the Borrower under the Magnum Acquisition Credit Agreement, provided that the maximum aggregate principal amount of Indebtedness thereunder shall not exceed $150,000,000 (other than with respect to the capitalization of interest, if any) unless such Indebtedness constitutes Convertible Debt (as defined in the definition of Magnum Acquisition Credit Agreement) in which case the aggregate principal amount shall not exceed $200,000,000 (other than with respect to the capitalization of interest, if any).”

SECTION 19.  Investments.  Section 7.03 of the Credit Agreement is amended by deleting the word “and” at the end of clause (l) thereof, replacing the “.” with the words “; and” at the end of clause (m) thereof, and adding the following new clause (n) at the end thereof to read as follows:

“(n)  the Magnum Acquisition.”

SECTION 20.  Capital Expenditures.  The Capital Expenditures schedule  (the “Existing CapEx Schedule”) set forth in Section 7.12 of the Credit Agreement is hereby deleted and replaced with the following revised schedule:

Fiscal Year	Amount
2008	$220,000,000
2009	$235,000,000
2010	$220,000,000
2011	$220,000,000

provided that such amended Capital Expenditure schedule shall apply to capital expenditures made on and after the Merger Date (it being understood that the dollar limits in such schedule for any year will apply to expenditures in such year made before and after the Merger Date).  The Existing CapEx Schedule shall continue to apply to capital expenditures made prior to the Merger Date.

SECTION 21. Magnum Acquisition Credit Agreement.  Article VII of the Credit Agreement is hereby amended by adding the following new Section 7.18 to the end thereof to read as follows:

“7.18  Magnum Acquisition Credit Agreement.  The Borrower shall not (i) amend or modify the Magnum Acquisition Credit Agreement in any manner that is (a) materially adverse to the interests of the Lenders with respect to any Magnum Acquisition Credit Agreement relating to Convertible Debt or (b) prohibited by the terms of the Intercreditor Agreement with respect to any Magnum Acquisition Credit Agreement for Bridge Debt or Permanent Debt, as the case may be, or (ii) make any payment or prepayment of principal (whether voluntary or mandatory) or make any early redemption or repurchase of indebtedness under the Magnum Acquisition Credit Agreement, or payment of interest or fees (other than scheduled payments of interest or fees and consent or waiver fees that may be paid on the same percentage basis as to the Lenders) under the Magnum Acquisition Credit Agreement; provided, however, if no Event of Default has occurred and is continuing, the Borrower shall be permitted to prepay principal, interest or fees under the Magnum Acquisition Credit Agreement if such prepayments are made solely from the proceeds of (a) an equity offering of the Borrower, (b) advances made on Bridge Debt Terms, Permanent Debt Terms or Convertible Debt Terms, as applicable; provided that in respect of advances made on Bridge Debt Terms or Permanent Debt Terms, each applicable lender agrees to enter into the Intercreditor Agreement, or (c) a refinancing of Magnum Acquisition Credit Agreement in accordance with Section 7.02(c).”

SECTION 22.  Collateral and Guaranty Matters.  Section 9.10 of the Credit Agreement is amended by adding the following new paragraph at the end thereof to read as follows:

“Notwithstanding the foregoing, any amendment, modification or waiver of any provision of the Intercreditor Agreement shall be governed by Section 9.3 thereof in which case the Administrative Agent, as the “First Lien Administrative Agent” under the Intercreditor Agreement, shall act upon the written consent of the Required Lenders.”

SECTION 23.  Schedules.  (a) Schedule 7.01 of the Credit Agreement is amended to read as “Schedule 7.01(i)”.

(b)  The Credit Agreement is amended by adding a new “Schedule 7.01(ii)” attached hereto as Exhibit A.

(c)  Schedule 7.02 of the Credit Agreement is amended to read as “Schedule 7.02(i)”.

(d)  The Credit Agreement is amended by adding a new “Schedule 7.02(ii)” attached hereto as Exhibit B.

SECTION 24.  Representations of Borrower.  The Borrower represents and warrants that (i) both before and after giving effect to this Amendment, the representations and warranties of the Borrower set forth in Article V of the Credit Agreement and contained in each other Loan Document, or which are contained in any document furnished at any time under or in connection with the Credit Agreement, are true and correct in all material respects on and as of the Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and (ii) both before and after giving effect to this Amendment, no Default or Event of Default will have occurred and be continuing.

SECTION 25.  Authority.  The Borrower has the requisite corporate or other organizational power and authority to execute and deliver this Amendment and the Mortgage Modifications (as defined below) to which it is a party and to perform its obligations hereunder and under the Credit Agreement (as amended hereby) and the Mortgages to which it is a party, as modified by the Mortgage Modifications.  Each of the Subsidiary Guarantors has the requisite corporate or other organizational power and authority to execute and deliver the Consent (as defined below) and any Mortgage Modification to which it is a party.   The execution, delivery and performance by the Borrower of this Amendment and the Mortgage Modifications, as applicable, and by the Subsidiary Guarantors of the Consent and the Mortgage Modifications, as applicable, and the performance by the Borrower and each other Loan Party of the Credit Agreement (as amended hereby) and each other Loan Document to which it is a party as modified by the Mortgage Modifications in the case of the Mortgages, in each case, have been authorized by all necessary corporate or other organizational action of such Person, and no other corporate or other organizational proceedings on the part of each such Person is necessary to consummate such transactions.

SECTION 26.  Enforceability.  This Amendment has been duly executed and delivered on behalf of the Borrower.  The Consent has been duly executed and delivered by each of the Subsidiary Guarantors.  Each of the Mortgage Modifications has been duly executed and delivered by each Loan Party party thereto.  Each of this Amendment, the Consent, the Mortgage Modifications and, after giving effect to this Amendment, the Credit Agreement and the other Loan Documents, (i) is the legal, valid and binding obligation of each Loan Party party hereto and thereto, enforceable against such Loan Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and (ii) is in full force and effect.  Neither the execution, delivery or performance of this Amendment or of the Consent or of the Mortgage Modifications or the performance of the Credit Agreement (as amended hereby), nor the performance of the transactions contemplated hereby or thereby, will adversely affect the validity, perfection or priority of the Administrative Agent’s Lien on any of the Collateral or its ability to realize thereon.  This Amendment is effective to amend the Credit Agreement as provided therein.

SECTION 27.  No Conflicts.  Neither the execution and delivery of this Amendment or the Consent or the Mortgage Modifications, nor the consummation of the transactions contemplated hereby and thereby, nor the performance of and compliance with the terms and provisions hereof or of the Credit Agreement (as amended hereby) or the Mortgages, as modified by the Mortgage Modifications by any Loan Party will, at the time of such performance, (i) violate or conflict with any provision of its certificate of formation or limited liability company agreement or other governing documents of such Person, (ii) violate, contravene or materially conflict with any Requirement of Law or Contractual Obligation (including, without limitation, Regulation U), except for any violation, contravention or conflict which could not reasonably be expected to have a Material Adverse Effect or (iii) result in or require the creation of any Lien (other than those permitted by the Loan Documents) upon or with respect to its properties.  No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the transactions contemplated hereby.

SECTION 28.  Effect of Amendment.  (a) Except as specifically amended above or by the Mortgage Modifications in the case of the Mortgages, the Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations under and as defined therein.

(b)  The execution, delivery and effectiveness of this Amendment and the Mortgage Modifications shall not operate as a waiver of any right, power or remedy of any Secured Party under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents.  For the avoidance of doubt, the Borrower shall comply with Section 6.12 of the Credit Agreement with respect to any Person or assets acquired in connection with the Magnum Acquisition.

SECTION 29.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 30.  Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 31.  Effectiveness and Consent Fee.  (a)  This Amendment shall become effective on the date hereof provided that the following conditions are met (the “Amendment Effective Date”):

(i) the Administrative Agent shall have received from each of the Borrower and the Required Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof;

(ii) the Administrative Agent shall have received counterparts of the Consent of Guarantors attached hereto as Annex I (the “Consent”) executed by each of the Subsidiary Guarantors as of the date hereof;

(iii) the Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower to the effect that since December 31, 2007, until the date hereof, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect;

(iv) the Merger Agreement shall have been executed and delivered simultaneously with this Amendment and the Administrative Agent shall have received an executed copy of the Merger Agreement certified by a Responsible Officer of the Borrower that such Merger Agreement is a true and correct copy of the original; and

(v) the Administrative Agent shall have received an opinion of Davis Polk & Wardwell, special New York counsel to the Borrower, and Joseph W. Bean, Esq., special Missouri counsel to the Borrower, dated the Amendment Effective Date and substantially in the form of Exhibits C-1 and C-2 hereto.

(b)  No later than the first Business Day after the Amendment Effective Date, the Borrower shall pay the Administrative Agent, in immediately available funds, (i) for the account of each consenting Lender that has evidenced its agreement hereto as provided in Section 31(a) by 5:00 P.M. (New York City time) on the later of (A) April 2, 2008 and (B) the time at which the Administrative Agent shall have determined that Required Lender consent to this Amendment has been obtained (such determination to be binding, absent manifest error, and notified in writing to the Lenders and the Borrower), a non-refundable consent fee in an amount equal to 0.75% of such Lender’s Commitment then outstanding as of the date hereof, and (ii) for the account of each other consenting Lender a non-refundable consent fee in an amount equal to 0.25% of such Lender’s Commitment then outstanding as of the date hereof.

SECTION 32.  Conditions Subsequent.  This Amendment shall become null and void and of no further force or effect if, without the written consent of the Administrative Agent acting on behalf of the Required Lenders at such time, any of the following conditions shall have occurred:

(i)  the Merger Date does not occur by September 30, 2008;

(ii) on or prior to the incurrence of Indebtedness under any Magnum Acquisition Credit Agreement, the Administrative Agent shall not have received duly executed Mortgage modifications (in proper form for recording and in form and substance reasonably satisfactory to the Administrative Agent) as requested by the Administrative Agent (the “Mortgage Modifications”);

(iii) the Merger Agreement shall have been amended or modified in any manner that is materially adverse to the interests of the Lenders;

(iv) any representation, warranty or covenant contained in the Merger Agreement is breached, unless a Responsible Officer of the Borrower delivers a certificate to the Administrative Agent to the effect that, in the good faith opinion of the Borrower, such breach does not give the Borrower a right not to consummate the Merger (as defined in the Merger Agreement) (whether or not the Borrower in fact exercises (or waives) such right)(for purposes of this clause (iv) only, to the extent relating to the closing condition in the Merger Agreement that certain representations and warranties be true with such exceptions as would not reasonably be expected to have a Company Material Adverse Effect (as defined in the Merger Agreement), the "Merger Agreement" shall mean the Merger Agreement in effect as of the Amendment Effective Date);

(v) the cash consideration paid by the Borrower in connection with the Merger Agreement for the Magnum Acquisition is made other than with the proceeds of the Magnum Acquisition Credit Agreement and/or the issuance by Magnum of convertible indebtedness pursuant to clause (d) of the definition of Magnum Acquisition; provided, however, that the Borrower shall be permitted to pay with cash on hand or Borrowings any fees or expenses related to the Magnum Acquisition or issue any Letters of Credit in connection with the Magnum Acquisition;

(vi) the Intercreditor Agreement has not been executed and delivered on or prior to the Merger Date; provided, however, in the event that the Borrower has issued Convertible Debt on Convertible Debt Terms, no Intercreditor Agreement shall be required;

(vii) the Administrative Agent shall not have received a certificate from a Responsible Officer of the Borrower to the effect that as of the Merger Date, no Default exists or will exist after giving effect to the Magnum Acquisition; and

(viii) immediately prior to and after giving effect to the Magnum Acquisition, the aggregate of unused and available Commitments plus the amount of other free and unencumbered cash and Cash Equivalents available to the Borrower shall be less than $75,000,000.

Notwithstanding anything contained herein to the contrary, any consent fee paid pursuant to Section 31(b) of this Amendment shall be deemed fully-earned when paid and shall not be refunded.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

PATRIOT COAL CORPORATION
By:	/s/ Mark N. Schroeder
	Name:	Mark N. Schroeder
	Title:	Senior Vice President and Chief Financial Officer

BNP Paribas, as a Lender
By:	/s/ Betsy Jocher
	Name:	Betsy Jocher
	Title:	Director

By:	/s/ Richard Hawthorne
	Name:	Richard Hawthorne
	Title:	Vice President

United Overseas Bank Limited, New York Agency, as a Lender
By:	/s/ George Lim
	Name:	George Lim
	Title:	SVP & GM

By:	/s/ Mario Sheng
	Name:	Mario Sheng
	Title:	AVP

Southwest Bank, an M&I Bank, as a Lender
By:	/s/ John D. Haffenreffer
	Name:	John D. Haffenreffer
	Title:	EVP

By:	/s/ Susan L. Bentele
	Name:	Susan L. Bentele
	Title:	SVP

Sovereign Bank, as a Lender
By:	/s/ Robert D. Lanigan
	Name:	Robert D. Lanigan
	Title:	Senior Vice President

Citibank, N.A., as a Lender
By:	/s/ Mason McGurrin
	Name:	Mason McGurrin
	Title:	Vice President

Bank of Oklahoma, N.A., as a Lender
By:	/s/ Sarah N. Reavis
	Name:	Sarah N. Reavis
	Title:	Vice President

US Bank, NA, as a Lender
By:	/s/ Karen Meyer
	Name:	Karen Meyer
	Title:	Vice President

PNC Bank, National Association, as a Lender
By:	/s/ Richard C. Munsick
	Name:	Richard C. Munsick
	Title:	Senior Vice President

Lehman Brothers Commercial Bank, as a Lender
By:	/s/ Brian McNany
	Name:	Brian McNany
	Title:	Authorized Signatory

FIFTH THIRD BANK, as a Lender
By:	/s/ Robert M. Sander
	Name:	Robert M. Sander
	Title:	Vice President

Caterpillar Financial Services Corporation, as a Lender
By:	/s/ Christopher Patterson
	Name:	Christopher Patterson
	Title:	Global Operations Manager

Acknowledged by:
BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Todd Mac Neill
	Name:	Todd Mac Neill
	Title:	Vice President

Annex 1

CONSENT OF GUARANTORS

Each of the undersigned is a Subsidiary Guarantor of the Obligations of the Borrower under the Credit Agreement and hereby (a) consents to the foregoing Amendment, (b) acknowledges that, notwithstanding the execution and delivery of the foregoing Amendment, the obligations of each of the undersigned Subsidiary Guarantors are not impaired or affected and all guaranties given to the holders of Obligations and all Liens granted as security for the Obligations continue in full force and effect, and (c) confirms and ratifies its obligations under each of the Loan Documents executed by it.  Capitalized terms used herein without definition shall have the meanings given to such terms in the Amendment to which this Consent is attached or in the Credit Agreement referred to therein, as applicable.

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Consent of Guarantors as of the 2nd day of April 2008.

[Signature pages follow]

[SUBSIDIARY GUARANTORS]
By:
Name:
Title:

Annex B-II

Permanent Debt Terms

Term	Detail
Maturity:	Not less than one year after the Maturity Date.
Interest Rate and Interest Periods:	On arm’s length market terms.
Payment Priority:
The Permanent Debt will rank equal in right of payment with all of the Borrower’s existing and future unsecured unsubordinated debt and senior in right of payment to all of the Borrower’s existing and future subordinated indebtedness.  The Permanent Debt will rank junior in right of payment to the Obligations.

Principal Repayment:	Principal payable on the maturity date.
Prepayment/Early Redemption
Prepayment/Early Redemption on or after at least six months after the Maturity Date.  In addition, upon a change in control in the Borrower, the Borrower must offer to repurchase the Permanent Debt (unless prohibited by the terms of the Credit Agreement).

Security:
Liens and Guarantees securing the Borrower’s obligations under the Permanent Debt shall be second in priority to the Liens and Guarantees securing the Obligations on terms and conditions set forth in the Intercreditor Agreement.

Representations and warranties	On terms no more restrictive to the Borrower in any material respect than the terms of the Credit Agreement with modifications reasonably necessary to reflect changes in structures.
Covenants	On terms no more restrictive to the Borrower in any material respect than the terms of the Credit Agreement with modifications reasonably necessary to reflect changes in structures.
Events of Default	On terms no more restrictive to the Borrower in any material respect than the terms of the Credit Agreement with modifications reasonably necessary to reflect changes in structures.

Annex B-III

Convertible Terms

Term	Detail
Maturity Date:	Not less than one year after the Maturity Date.
Interest Rate and Interest Payment Periods:	On arm’s length market terms.
Conversion Price:	On arm’s length market terms.
Payment Priority:	Pari passu with payments under the Patriot Credit Agreement or subordinated on arm’s length market terms.
Conversion:	On arm’s length market terms.
Early Redemption or Repurchase	On arm’s length market terms, subject to the terms and conditions of Section 7.18 of the Patriot Credit Agreement.
Security:	None.
Representations and Warranties:	On terms no more restrictive to the Borrower in any material respect than the terms of the Credit Agreement with modifications reasonably necessary to reflect changes in structures.
Covenants:	On terms no more restrictive to the Borrower in any material respect than the terms of the Credit Agreement with modifications reasonably necessary to reflect changes in structures.
Events of Default:	On terms no more restrictive to the Borrower in any material respect than the terms of the Credit Agreement with modifications reasonably necessary to reflect changes in structures.